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                                                                   Exhibit 10.20

                                LENDINGTREE, INC.
              DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS


SECTION 1. NAME. This plan shall be known as the LendingTree, Inc. Deferred Compensation Plan for Non-Employee Directors and is herein referred to as the "Plan."

SECTION 2. DEFINITIONS. The following definitions shall apply in interpreting the Plan:

       2.1 "Account" shall mean either (i) a Cash Account, (ii) a Stock Account or (iii) an Option Proceed Account.

       2.2 "Beneficiary" shall mean such individual or the trustees or trustee of a trust as may be designated by a Participant pursuant to such Participant's deferral election.

       2.3    "Board" means the Board of Directors of the Company.

       2.4 "Change in Control" shall mean (i) the acquisition by any Person of shares of the Company's stock representing more than 50.0% of the total voting power of the Company; (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; (iii) any merger, share exchange, consolidation or other reorganization or business combination in which the Company is not the surviving or continuing corporation or in which the Company's stockholders do not control greater than 50.0% of the voting power of the surviving or continuing corporation, or in which the Company's stockholders become entitled to receive cash, securities of the Company other than voting common

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              stock, or securities of another issuer; or (v) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 50.0% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

       2.5 "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

       2.6    "Company" shall mean LendingTree, Inc., a Delaware corporation.

       2.7 "Compensation" shall mean any the Board fees payable in cash or Stock, and any stock awards, in any case, paid by the Company as consideration for services as a director of the Company (other than Option Proceeds) deferred pursuant to Section 4 hereof.

       2.8 "Compensation Committee" shall mean the Compensation Committee of the Board of Directors of the Company.

       2.9 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

       2.10 "Fair Market Value" shall mean the Fair Market Value of a share of the Common Stock for any purpose on a particular date as shall be determined in a manner such as the Compensation Committee shall in good faith determine to be appropriate; provided, that with respect to awards granted on the date of the consummation of the Initial Public Offering, the "Fair Market Value" of a share of Common Stock on such date shall be the initial price to the public as set forth in the final prospectus included within the registration statement on form S-1 filed with the Securities and Exchange Commission for the Initial Public Offering.

       2.11 "Initial Public Offering" shall mean the initial public offering of shares of Stock, as registered with the Securities and Exchange Commission.

       2.12 "Non-Employee Director" means a person (a) who is serving as a member of the Board and (b) who is not an officer or employee of the Company.

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       2.13   "Non-Qualified Option" shall mean a stock option granted under a
              Company Stock Plan that is not intended to be an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time.

       2.14 "Option Proceeds" shall mean, with respect to the exercise of a Non-Qualified Option, the excess of (i) the number of shares exercised, over (ii) the number of shares utilized to pay the price of such Option.

       2.15 "Participant" shall mean an eligible Non-Employee Director who elects to defer Compensation or Option Proceeds under the terms of the Plan.

       2.16 "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

       2.17 "Plan Year" shall mean the calendar year; provided, however, that the first Plan Year shall commence on the date on which the Plan is adopted and shall terminate on the next December 31.

       2.18   "Stock" shall mean the Common Stock of the Company.

       2.19 "Stock Unit" shall mean a unit allocated to a Stock Account or Option Proceeds Account having the equivalent value of a share of Stock.

       2.20 "Stock Plan" shall mean the Company's Amended and Restated 1999 Stock Incentive Plan and similar prior or subsequent plans of the Company providing for granting of stock options and other equity-based incentives to Non-Employee Directors.

SECTION 3.  PARTICIPATION.

       3.1 Any eligible Non-Employee Director of the Company receiving Compensation for services performed as a Non-Employee Director may elect to have all

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              or part of such Compensation otherwise payable to him or her deferred and paid at the time and in the manner prescribed herein. Any eligible Non-Employee Director of the Company who has been granted a Non-Qualified Option may elect to have all or part of the Option Proceeds otherwise payable to him or her deferred and paid at the time and in the manner prescribed herein. Such deferral shall be made on such form as shall be determined by the Compensation Committee from time to time.

       3.2 An eligible Non-Employee Director may elect to participate in the Plan with respect to Compensation to be earned as a Non-Employee Director by making an election no later than December 31, of the Plan year immediately preceding the Plan year in respect of which such Compensation is payable; provided, however, the Compensation Committee may allow a Non-Employee Director whose term begins during any Plan Year to elect to defer Compensation commencing with the beginning of any calendar quarter of such Plan Year.

       3.3 Any election to defer Compensation communicated to the Company as provided in Section 3.2 shall continue in force with respect to all succeeding terms of the Non-Employee Director's service unless the Non-Employee Director advises the Company in writing at least seven days prior to the commencement of any new fiscal quarter that he or she has elected to terminate such deferral effective with respect to all Compensation earned after the commencement of such next fiscal quarter, except that with respect to any Compensation payable in Stock, such notice shall be made at least seven days prior to the commencement of the Company's fiscal year to terminate such deferral effective with respect to Compensation payable in Stock earned after the commencement of such next fiscal year. The amount accumulated pursuant to the Plan prior to notice of the election to terminate deferral will continue to be subject to the provisions of the Plan.

SECTION 4.  METHOD OF DEFERRAL OF COMPENSATION.

       4.1 The Company shall establish a separate deferred compensation account (a "Deferred Compensation Account") on its books in the name of each Participant. The Deferred Compensation Account shall consist of two parts: (1) an amount equal to cash Compensation (the "Cash Account") deferred by the Non-Employee Director under the Plan, together with interest credited thereto pursuant to
              Section 4.3 hereof; and (2) a number of Stock Units equal to the number of shares of Stock hypothetically purchased with deferred cash Com-

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              pensation and/or the number of shares of deferred Stock
              Compensation (the "Stock Account"), together with dividend equivalents deemed to have been paid on each Stock Unit allocated to the Non-Employee Director's Stock Account. The number of Stock Units hypothetically purchased with deferred cash Compensation and dividend equivalents shall be equal to the amount of such cash Compensation or dividend equivalents divided by the average of the high and low selling price of a share of Stock as reported by the New York Stock Exchange - Composite Transactions Reporting System on the date of payment of such cash Compensation or dividend payment date, or if the Stock is not traded on such date, on the immediately prior trading date or if the Common Stock is neither listed on a national securities exchange or quotation system not quoted by NASDAQ, the fair market value as determined by such other method as the Compensation Committee determines otherwise.

       4.2 There shall be allocated to each participating Non-Employee Director's Deferred Compensation Account all Compensation at such times and in such amounts as such Compensation would have been available to such Non-Employee Director had he or she not elected to defer the receipt of such Compensation pursuant to Section 3.

       4.3 Interest shall be credited on the balance credited to the Non-Employee Director's Cash Account. Such interest shall be computed quarterly at a rate equal to one-fourth of the one-year Treasury Bill rate plus one percentage point, on the last business day of each quarter, and shall be paid on the average balance of the Cash Account, determined by dividing the sum of the opening and closing balances of the Account by two. If installment payments are being made from the cash portion of the Non-Employee Director's Account as provided in Section 6 hereunder, such interest accruing during the payout period shall be paid quarterly in cash to the Non-Employee Director or Beneficiary, as the case may be.

       4.4 Dividend equivalents shall be deemed to have been paid on deferred cash Compensation allocated to the Non-Employee Director's Stock Account as if there were actual shares of Stock issued and outstanding on the record date for payment of dividends. Dividend equivalents so allocated will in turn be converted into deferred Stock Units and credited to the Non-Employee Director's Stock Account on each dividend payment date. If installment payments are being made from the Non-Employee Director's Stock Account as provided in Section 6 hereunder, such dividend equivalents accruing during

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              the payout period shall be paid on each Payment Date (as defined in Section 6.1) to the Non-Employee Director or Beneficiary, as the case may be.

SECTION 5.  METHOD OF DEFERRAL OF STOCK OPTION PROCEEDS.

       5.1 Any eligible Non-Employee Director who has been granted a Non-Qualified Option may make an irrevocable election to defer the receipt of any proceeds from the exercise of such Option ("Option Proceeds") into an Option Proceeds Account. The Company shall establish an Option Proceeds Account on its books in the name of each such Participant.

       5.2 An election to defer Option Proceeds communicated to the Company as provided in Section 5.1 shall be made no later than six months prior to the date on which such option is first to be exercised. An election to defer Option Proceeds may be made with respect to all or a portion of the shares covered by a single Non-Qualified Option. Such an election may be made once with respect to any such Non-Qualified Option. Option Proceeds deferred under the Plan shall be allocated to the Participant's Option Proceeds Account in a number of Stock Units equal to the number of shares of Stock that otherwise would have been delivered to such Participant, net of any taxes required to be withheld by the Company at the time of exercise of the Non-Qualified Option.

       5.3 To qualify for the deferral of Option Proceeds, the Participant must pay the full exercise price with respect to a Non-Qualified Option either (i) by delivery of shares of Common Stock already owned by such Participant for at least six months (which may include shares received as a result of prior exercise of an option) having a Fair Market Value (determined as of the date such Option is exercised) equal to all or part of the aggregate exercise price of such Option or (ii) if provided for in the agreement evidencing such Option, by authorizing the Company to withhold from those shares that would otherwise be obtained upon exercise of such Option a number of shares having a Fair Market Value equal to the aggregate exercise price of such Option.

       5.4 Dividend equivalents shall be deemed to have been paid on deferred Stock Units allocated to the Non-Employee Director's Option Proceeds Account as if there were actual shares of Stock issued and outstanding on the record date for payment of dividends. Dividend equivalents so allocated will in turn be converted into deferred Stock Units and credited to the Non-Employee Director's Option Proceeds Account on each dividend payment date. If

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              installment payments are being made from the Non-Employee
              Director's Option Proceeds Account as provided in Section 6 hereunder, such dividend equivalents accruing during the payout period shall be paid on each Payment Date (as defined in Section 6.1) to the Non-Employee Director or Beneficiary, as the case may be.

SECTION 6.  PAYMENT OF DEFERRED COMPENSATION.

       6.1 The Company shall pay or commence payment to the Non-Employee Director of the balance credited to such Non-Employee Director's Account upon the Non-Employee Director's retirement from his or her primary occupation or employment, or upon attaining the age of 65, or upon termination of the Non-Employee Director's appointment as a director of the Company for any reason other than death, whichever occurs later, or at such other time as the Non-Employee Director shall specifically and irrevocably designate when he or she signs the letter agreement in the form attached as Exhibit A (hereinafter called the "Distribution Event"). Distributions from Accounts may be made in cash or in whole shares of Stock; provided, however, that the portion of the Account attributable to the deferral of Stock awards or Option Proceeds may be paid only in shares of Stock, as set forth below. If no specific election as to time and manner of payment is designated, payment shall be as follows: (i) payments will be made in equal installments as of the last business day of each quarter of the fiscal year of the Company ("Payment Date") over a five- year period following the occurrence of the applicable Distribution Event; (ii) the first installment payment shall be paid as of the Payment Date coincident with or next succeeding the Distribution Event and the succeeding installment payments shall be paid as of the succeeding Payment Dates; (iii) each installment payment shall be equal to one-twentieth (or an appropriate fraction if a payout period other than five years is selected) of the value of the Non-Employee Director's Account on the first Payment Date;
              (iv) each installment payment of the cash portion of the Non-Employee Director's Account shall be paid in cash; and (v) each installment payment of the Stock portion of the Non-Employee Director's Account shall be paid in whole shares of Stock and any fractional interests shall be accrued until the last Payment Date and paid out in whole shares of Stock, with any remaining fractional interest paid in cash. The value of the Stock portion of the Non-Employee Director's Account shall be equal to the number of hypothetical shares held in such Account multiplied by the average of the high and low selling price of the Stock as reported by the New York Stock Exchange - Composite Transaction Report-

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              ing System on the date of the applicable Distribution Event or the applicable Payment Date, or if the Stock was not traded on such date, on the immediately prior trading date, or if the Common
              Stock is neither listed on a national securities exchange or quotation systems not quoted by NASDAQ, the fair market value as determined by such other methods as the Compensation Committee determines otherwise.

       6.2 Upon termination by reason of death, or upon the death of a Non-Employee Director either before or while receiving distributions under Section 6.1 hereof, all installments, or remaining installments, as the case may be, shall be paid in a lump sum to such Beneficiaries and in such proportions among them as the Non-Employee Director shall have designated in the latest written agreement filed with the Company; provided, however, that the Non-Employee Director may specify that such undistributed amount shall be paid to any one Beneficiary in equal quarterly installments commencing with the next succeeding Payment Date after the Non-Employee Director's death. The aggregate number of such installments paid to any Beneficiary hereunder shall not exceed the number of installments which could have been paid to the Non-Employee Director as provided under Section 6.1 had he or she survived. If there shall be no Beneficiary designated or in existence at the time of the Non-Employee Director's death, any undistributed amount shall be paid to the executor or administrator of the Non-Employee Director's estate. If payments are being made in installments to an individual Beneficiary, then upon such Beneficiary's death any amount then undistributed shall be paid in a lump sum to the executor or administrator of his or her estate.

       6.3 Notwithstanding any other provisions of this Plan to the contrary, the Compensation Committee in its sole and absolute discretion may at any time authorize payment of part or all of the Non-Employee Director's Account to such Non-Employee Director or his or her Beneficiary prior to the time such deferred compensation would otherwise be payable pursuant to the provisions of the Plan, in such manner as shall be determined by the Compensation Committee, in any case where the Compensation Committee determines that the Non-Employee Director or Beneficiary has proved a demonstrated financial hardship. The determination of the Compensation Committee shall be final, conclusive and binding upon all persons affected thereby.

SECTION 7.  CHANGE IN CONTROL.

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       7.1    In the event that the Compensation Committee shall have determined that a Change in Control is imminent, the Compensation Committee shall direct the Company to establish a trust and to contribute to such trust (a) money or other property in an amount sufficient to fund the present value of the benefits allocated to the Cash Accounts of the Plan's participants and (b) a number of shares of Stock equal to the number of phantom shares allocated to the Stock Accounts and Option Proceeds Accounts of the Plan's participants. The trust shall be treated as a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code, and shall be based on the guidelines established by the Internal Revenue
              Service in Revenue Procedure 92-64 (or any successor guidelines).

       7.2 In the event of a Change in Control involving the sale, exchange, or other disposition of shares of Stock, each Stock Unit allocated to a Participant's Stock Account and/or Option Proceeds Account, together with dividend equivalents accrued thereon, shall be converted, where applicable, into the per share consideration received by the Company's stockholders in the transaction constituting a Change in Control as though such Stock Units were actual shares of Stock.

SECTION 8.  ADMINISTRATION.

       8.1 The Plan shall be administered by the Compensation Committee. The Compensation Committee may delegate such duties as it determines to members of management.

       8.2 All determinations made by the Compensation Committee with respect to the Plan shall be conclusive and binding on the Company and its successors, the Participants and their Beneficiaries.

SECTION 9.  GENERAL PROVISIONS.

       9.1 The number of Stock Units allocated to Stock Accounts or Option Proceeds Accounts shall be adjusted by the Compensation Committee, as it deems appropriate, to reflect any reclassification, recapitalization, stock split, dividend or other distribution (whether in the form of cash, stock or other property), combination, merger, consolidation, spin-off, share exchange, repurchase or other similar corporate transaction or event that, in the discretion of the Compensation Committee, affects the Stock such that an adjustment is

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              appropriate in order to prevent diminution or enlargement of the rights of Participants under the Plan.

       9.2 The right of any Non-Employee Director to receive future payments of cash or Stock under the provisions of the Plan shall be an unsecured claim against the general assets of the Company.

       9.3 A Participant may change his or her Beneficiary at any time by notifying the Compensation Committee in such form as the Compensation Committee shall from time to time designate.

       9.4 No Non-Employee Director or Beneficiary shall have any power to commute, encumber, sell, or otherwise dispose of the rights provided herein, and such rights shall be non-assignable and non-transferable.

SECTION 10.         TERMINATION OF THE PLAN; AMENDMENT OF THE PLAN.

       10.1 The Plan shall continue in effect until terminated by resolution of the Board.

       10.2 The Plan may be amended from time to time by resolution of the Compensation Committee; provided, however, that the Plan may not be adversely amended with respect to outstanding deferrals of Compensation or Option Proceeds for at least two years following the occurrence of a Change in Control

SECTION 11.  EFFECTIVE DATE OF THE PLAN.

The Plan shall be effective with respect to any Compensation payable to a Non-Employee Director for services or with respect to Option Proceeds relating to the exercise of Non-Qualified Options that are exercised after the date upon which the Plan was adopted.

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                                    EXHIBIT A


Lending Tree, Inc.
[Address]

Attention:  Secretary

Gentlemen:

              Pursuant to the provisions of Section 3 of the Lending Tree, Inc. Deferred Compensation Plan for Non-Employee Directors (hereinafter called the "Plan"), I hereby irrevocably elect to have the Compensation checked below deferred in the manner provided in the Plan: (Designate percentage to be deferred.)

                                                                       Cash             Stock
                                                                       ----             -----
-        Annual Board cash retainer                                    ____%            _____%

-        Fees for attendance at Board
         meetings                                                      ____%            _____%

-        Fees for attendance at Board
         Committee meetings                                            ____%            _____%

-        Exercise of Non-Qualified Stock Option                                         _____%


This direction shall be effective with respect to all terms of office to which I may be elected subsequent to the date hereof until I advise the Company to terminate said deferment as provided in Section 3 of the Plan.

         I specifically and irrevocably designate that if no specific designation is made below, the amounts due me under the Plan as Deferred Compensation shall be distributed to me as specified in Section 6 of the Plan:

         Time of Distribution Event
         Period of Payment:

                  [ ]        In a lump sum
                  [ ]        In equal quarterly installment over ____ years
                  [ ]        Other:  __________
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         Form of Payment of that portion of my Account representing cash
Compensation invested in Stock (that portion of the Account representing Stock awards may be paid only in Stock):

                  [ ]        In Stock
                  [ ]        In Cash

         In the event that I should die while a Director of the Company or prior to receipt of all distributions to which I am entitled under the Plan, I hereby direct that, pursuant to Section 6 thereof, all amounts distributable to me under the Plan or the undistributed balance thereof, as the case may be, be distributed as follows:

         [ ]   In a lump sum to ______________________________
                                 (Insert Name of Beneficiary)

                                ______________________________

                                ______________________________
                                (If more than one Beneficiary is named, indicate percentages to be paid to each Beneficiary)

         [ ]   In installments as provided in the Plan to

                                           ______________________________
                                            (Name one Beneficiary only)

                                           ______________________________
                                                            (Signature)

Date:

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